           As filed with the Securities and Exchange Commission on May 9, 1997.
                                                Registration No.  ______________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                              ---------------------

                               ACCELGRAPHICS, INC.
             (Exact name of Registrant as specified in its charter)

           DELAWARE                                      77-0450627
   (State of Incorporation)                 (I.R.S. Employer Identification No.)

                                1942 Zanker Road
                               San Jose, CA 95112
                    (Address of principal executive offices)
                              ---------------------

                        1997 DIRECTORS' STOCK OPTION PLAN
                        1997 EMPLOYEE STOCK PURCHASE PLAN
                                 1995 STOCK PLAN
                            (Full title of the Plans)
                              ---------------------

                                 Jeffrey W. Dunn
                      President and Chief Executive Officer
                               AccelGraphics, Inc.
                                1942 Zanker Road
                               San Jose, CA 95112
                                 (408) 441-1556
            (Name, address and telephone number of agent for service)
                              ---------------------

                                   Copies to:
                                 MICHAEL W. HALL
                              EDMUND S. RUFFIN, JR.
                                Venture Law Group
                           A Professional Corporation
                               2800 Sand Hill Road
                          Menlo Park, California 94025
                                 (415) 854-4488

                                        CALCULATION OF REGISTRATION FEE

                                                                                        Proposed
                                                                                         Maximum
                                                                   Proposed Maximum     Aggregate      Amount of
                                                Maximum Amount      Offering Price      Offering      Registration
    Title of Securities to be Registered       to be Registered       Per Share           Price           Fee
   -------------------------------------       -----------------   ----------------     ---------     ------------
1997 DIRECTORS' STOCK OPTION PLAN
   Common Stock,
   $0.001 par value.........................       200,000 Shares      $10.57(1)           $2,114,000     $640.61

1997 EMPLOYEE STOCK PURCHASE PLAN
   Common Stock,
   $0.001 par value.........................       400,000 Shares       $8.98(2)           $3,592,000   $1,088.48

1995 STOCK  PLAN
   Common Stock,
   $0.001 par value.........................     1,266,534 Shares        $3.536(3)          $4,478,464    $1,357.11

   Common Stock
   $0.001 par value                              1,574,770 Shares       $10.57(1)         $16,645,319    $5,044.04



---------------------------------------------- ------------------- ------------------- --------------- ---------------
                     TOTAL                       3,441,304 SHARES                          $26,829,783   $8,130.24
                     -----

-----------------------
 (1) Estimated in accordance with Rule 457(h) and 457(c) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. The computation with respect to unissued options is based upon the average of the high and low sale prices of the Common Stock as reported on the Nasdaq National Market on May 2, 1997.
(2) Estimated in accordance with Rule 457(h) and 457(c) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. The computation with respect to unissued shares is based upon the average of the high and low sales prices of Common Stock as reported on the Nasdaq National Market on May 2, 1997, multiplied by 85%, which is the percentage of the trading price at which shares are purchased under the referenced Plan.
(3) Computed in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. The computation with respect to issued options is based on the average weighted exercise price per share of outstanding options under the referenced Plan as of April 29, 1997.

PART II:  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3        INFORMATION INCORPORATED BY REFERENCE


         The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

         (a) The Registrant's Prospectus filed on April 11, 1997 pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the "1933 Act").

         (b) Not applicable.

         (C) The description of the Registrant's Common Stock contained in Registrant's Registration Statement on Form 8-A filed on February 7, 1997, pursuant to Section 12 of the 1934 Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4   DESCRIPTION OF SECURITIES

         Not Applicable.

ITEM 5   INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not Applicable.

ITEM 6   INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Registrant's Certificate of Incorporation and Bylaws provide that, to the fullest extent permitted by Delaware law, the Company shall indemnify its directors and officers against any damages arising from their actions as an agent of the Company. The Bylaws further provide that the Company may similarly indemnify its other employees and agents. In addition, each director has entered into an indemnification agreement with the Company, pursuant to which the Company has agreed to indemnify such director to the fullest extent permitted by Delaware law.

         The Company believes that the limitation provision in its Bylaws and indemnification agreements will facilitate the Company's ability to continue to attract and retain qualified individuals to serve as directors of the Company. It is the opinion of the staff of the Commission that indemnification provisions such as those contained in the Company's Certificate of Incorporation, Bylaws and the indemnification agreements have no effect on a director's or officer's liability under the federal securities laws.

ITEM 7   EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

ITEM 8   EXHIBITS

        Exhibit
        Number             Document
        -------            --------
          3.5*             Amended and Restated Certificate of Incorporation of Registrant.
          3.8*             Bylaws of Registrant, as amended to date.
          5.1              Opinion of Venture Law Group, A Professional Corporation as to the
                           legality of securities being registered.
         10.1*             1995 Stock Plan.
         10.2*             1997 Directors' Stock Option Plan.
         10.3*             1997 Employee Stock Purchase Plan.
         23.1              Consent of Price Waterhouse LLP, Independent Accountants.
         23.2              Consent of Venture Law Group (contained in Exhibit 5.1 hereto).
         24.1              Power of Attorney (see page 7).

--------------------
* Incorporated by reference to the identically numbered exhibits filed with Registrant's Registration Statement on Form SB-2 (file no. 333-21343) declared effective on April 10, 1997.


ITEM 9        UNDERTAKINGS

         A.       The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.







                            [Signature page follows]

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant, AccelGraphics, Inc., a Delaware corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on May 8, 1997.


                                          ACCELGRAPHICS, INC.



                                          By: /s/ Jeffrey W. Dunn
                                             --------------------------------
                                              Jeffrey W. Dunn, President and
                                              Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey W. Dunn and Nancy E. Bush, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said Attorneys-in-fact and agents, and each of them acting alone, full power and authority to do and perform each and every act or thing necessary to be done in and about the premises and hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                                       Title                         Date
               ---------                                       -----                         ----
            /s/Jeffrey W. Dunn                President, Chief Executive Officer and      May 8, 1997
       -----------------------------          Director (Principal Executive Officer)
             (Jeffrey W. Dunn)

              /s/Nancy E. Bush                Vice President, Finance and                 May 8, 1997
       -----------------------------          Administration, Chief Financial Officer,
              (Nancy E. Bush)                 Assistant Secretary and Director
                                              (Principal Financial and Accounting
                                              Officer)

            /s/David E. Gold                  Director                                    May 7, 1997
       -----------------------------
              (David E. Gold)

                                              Director
        ---------------------------
              (Jos C. Henkens)

             /s/Shintaro Miyamoto             Director                                    May 8, 1997
        ---------------------------
            (Shintaro Miyamoto)

                                              Director
        ---------------------------
             (David W. Pidwell)

                                              Director
        ---------------------------
             (Peter L. Wolken)

                                INDEX TO EXHIBITS

     Exhibit                                                                         Page
     Number                                                                           No.
     -------                                                                         ----
     3.5*        Amended and Restated Certificate of Incorporation of Registrant.
     3.8*        Bylaws of Registrant, as amended to date.
     5.1         Opinion of Venture Law Group, A Professional Corporation as to
                 the legality of securities being registered.
     10.1*       1995 Stock Plan.
     10.2*       1997 Directors' Stock Option Plan.
     10.3*       1997 Employee Stock Purchase Plan.
     23.1        Consent of Price Waterhouse LLP, Independent Accountants.
     23.2        Consent of Venture Law Group (contained in Exhibit 5.1 hereto).
     24.1        Power of Attorney (see page 7).




--------------------
* Incorporated by reference to the identically numbered exhibits filed with Registrant's Registration Statement on Form SB-2 (file no. 333-21343) declared effective on April 10, 1997.